As filed with the Securities and Exchange Commission on June 21, 2007

Registration No. 333-143721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

13-3956775

(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Marc Holliday

SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

(Name and address of agent for service)

(212) 594-2700

(Telephone number, including area code, of agent for service)

Copies to:

Larry P. Medvinsky, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York  10019

EXPLANATORY NOTE

This amendment relates to the Registration Statement on Form S-8 (File No. 333-143721) of SL Green Realty Corp. (the “Company”) relating to the Amended and Restated 2005 Stock Option and Incentive Plan filed by the Company on June 13, 2007. The sole purpose of this amendment is to refile Exhibits 23.2 and 23.3.

EXHIBIT INDEX

Number	Description

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ernst & Young LLP

*                    Filed herewith.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement  to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2007.

SL GREEN REALTY CORP.
By:	/s/ MARC HOLLIDAY
	Name:	Marc Holliday
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date
*	Chairman of the Board of Directors	June 21, 2007
Stephen L. Green
/s/ MARC HOLLIDAY	Chief Executive Officer and Director	June 21, 2007
Marc Holliday
*	Chief Operating Officer and Chief Financial Officer	June 21, 2007
Gregory F. Hughes
*	Director	June 21, 2007
John H. Alschuler, Jr.
*	Director	June 21, 2007
Edwin Thomas Burton, III
*	Director	June 21, 2007
John S. Levy

*By:	/s/ ANDREW S. LEVINE
Andrew S. Levine
Attorney-in-fact

S-1

EXHIBIT INDEX

Number	Description

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ernst & Young LLP

*                    Filed herewith.